MHR INSTITUTIONAL PARTNERS III LP

By:	MHR Institutional Advisors III LLC,
its General Partner

By:	/s/ Hal Goldstein	08/10/2011

	Name: Hal Goldstein	Date
Title: Vice President

Address:	40 West 57th Street, 24th Floor New York, New York 10019
MHR FUND MANAGEMENT LLC

By:	/s/ Hal Goldstein	08/10/2011

	Name: Hal Goldstein	Date
Title: Managing Principal

Address:	40 West 57th Street, 24th Floor New York, New York 10019
MARK RACHESKY, M.D.

By:	/s/ Hal Goldstein, Attorney in Fact	08/10/2011

Date

Address:	40 West 57th Street, 24th Floor New York, New York 10019